Exhibit 3

ARTICLES OF AMENDMENT OF

PENN VIRGINIA CORPORATION

The undersigned corporation, pursuant to Title 13.1, Chapter 9, Article 11 of the Code of Virginia, hereby executes the following articles of amendment and sets forth:

1.     The name of the corporation is Penn Virginia Corporation.

2.    The amendment adopted is to change each issued and unissued authorized share of Common Stock, $6.25 par value, effective at the close of business on
       June 3, 2004 to two shares of Common Stock, $0.01 par value.

3.   The amendment was adopted on May 4, 2004 by the Board of Directors without shareholder action in accordance with Section 13.1-706 of the Code of Virginia.
      The Corporation has only shares of Common Stock, par value, $6.25 outstanding.  The amendment will not result in any fractional issued or unissued shares.

4.   Following the effectiveness of the amendment, the Corporation will have a total of  32,000,000 authorized shares of Common Stock, $0.01 par value

                                                                                                                                                                Executed in the name of the corporation by:

                                                                                                                                                              /s/ Nancy M. Snyder                                                                                                                                                                                                                                                                                                                                                                                                                                                                                               Nancy Snyder
                                                                                                                                                              Senior Vice President, General Counsel
                                                                                                                                                                  and Corporate Secretary

SCC corporate ID no.:  0016971-4